Date: 2/20/2025

Post: Webull Social Media Post – EZPZ Launch Day

Post Language:

$FRANKLIN CRYPTO INDEX ETF ($EZPZ): Designed to evolve with the Digital Assets landscape. $EZPZ holdings: $Bitcoin and $Ethereum. See fund & holding details See fund prospectus. # Crypto #DigitalAssets

Image (video fade to each image)


Bitcoin
or
Ether?


Bitcoin
or and
Ether


That's
EZPZ
Franklin Crypto Index ETF (EZPZ)

Preview of Live Post in the Webull APP:
Compliance Note: $Bitcoin and $Ethereum cashtags work in the WeBull app only


FRANKLIN TEMPLETON
$FRANKLIN CRYPTO INDEX ETF ($EZPZ): Designed to evolve with the Digital Assets landscape. $EZPZ holdings: $Bitcoin and $Ethereum . See fund & holding details . See fund prospectus . #Crypto #digitalassets
Bitcoin
or and
Ether?

The Fund has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Fund has filed with the SEC, when available, for more complete information about the Fund and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting franklintempleton.com.